EXHIBIT 99.1

Cracker Barrel Old Country Store [LOGO]
POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL OLD COUNTRY STORE, INC. DECLARES QUARTERLY DIVIDEND

LEBANON, Tenn. – May 29, 2009 – Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular dividend to common shareholders of $0.20 per share, payable on August 5, 2009 to shareholders of record on July 17, 2009.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 588 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.

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